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                                                                     Exhibit 5.1


               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

                              One Financial Center
                           Boston, Massachusetts 02111
                                                               617 542 6000
                                                               617 542 2241 FAX

                        BOSTON NEW YORK RESTON WASHINGTON

                                 August 22, 2000

Epix Medical, Inc.
71 Rogers Streeet
Cambridge, Massachusetts  02142

Ladies and Gentlemen:

         We have acted as counsel to Epix Medical, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3, Registration No. 333-41782 (the "Registration Statement"), as amended, pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Securities Act"), 3,000,000 shares of its common stock (the "Common Stock"). The 3,000,000 shares of Common Stock covered by the Registration Statement are being sold by the Company. This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

         In connection with this opinion, we have examined the Company's Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws; certain records of the corporate proceedings of the Company and other documents that we deemed necessary to render this opinion; and the Registration Statement and the exhibits thereto filed with the Commission.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

                BOSTON     NEW YORK     RESTON     WASHINGTON

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Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Epix Medical, Inc.
August 22, 2000
Page 2

         Based upon the foregoing, and subject to the limitations set forth below, we are of the opinion that the Shares, when issued by the Company, will be duly and validly issued, fully paid and non-assessable shares of the Common Stock.

         Our opinion is limited to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction. The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur.

         We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement and in any abbreviated registration statement pursuant to Rule 462(b).


                                            Very truly yours,

                                            /s/ Mintz, Levin, Cohn, Ferris
                                                Glovsky and Popeo, P.C.

                                            Mintz, Levin, Cohn, Ferris,
                                              Glovsky and Popeo, P.C.